[KPMG logo]

KPMG LLP
Suite 2000
303 Peachtree Street, NE
Atlanta, GA 30308

February 15, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We are currently principal accountants for Sizeler Property Investors, Inc. and, under the date of January 30, 2004, except for Note I, as to which the dates are February 16, 2004, March 5, 2004, and March 9, 2004, we reported on the consolidated financial statements of Sizeler Property Investors, Inc. as of and for the years ended December 31, 2003 and 2002. On February 9, 2005, we were notified by Sizeler Property Investors, Inc. that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of Sizeler Property Investors, Inc. consolidated financial statements as of and for the year ended December 31, 2004, and the issuance of our report thereon. We have read Sizeler Property Investors, Inc.'s statements included under Item 4.01 of its Form 8-K dated February 14, 2005, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.